Exhibit 99.2

Unaudited Pro Forma Combined

Financial Statements

On January 9, 2015, after the end of our most recent fiscal period, we completed our acquisition of Royall Acquisition Co. (“Royall”), a leading provider of strategic, data-driven student engagement and enrollment management, financial aid optimization, and alumni fundraising solutions to the higher education industry.

In connection with the transaction, all outstanding shares of Royall common stock were acquired for the sum of (a) an amount of cash equal to (i) $750.0 million, minus (ii) the amount by which target working capital exceeds estimated net working capital, estimated to be $6.2 million on the closing date of the acquisition, and (b) 2,428,364 shares of common stock of Advisory Board, estimated to be valued at $121.2 million on January 9, 2015 based on the closing price of Advisory Board common stock on such date as reported on the NASDAQ Global Select Market.

The aggregate consideration for acquisition accounting purposes, including extinguishment of Royall’s debt of approximately $250.8 million, is calculated as follows (in thousands):

Net cash paid (1)	$743,849
Fair value of shares issued	121,224

Fair value of consideration transferred	$865,073
(1) Net of estimated working capital adjustment of $6,151.

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of Royall and the related financing as discussed further below.

The unaudited pro forma combined balance sheet as of September 30, 2014 gives effect to the acquisition and related financing as if they had been completed on September 30, 2014. The unaudited pro forma combined statements of operations for the year ended March 31, 2014 and for the six months ended September 30, 2014 give effect to the acquisition and related financing as if they had occurred on April 1, 2013. Royall’s historical year-end was on June 30, and as a result the pro forma combined financial statements for the year ended March 31, 2014 reflect the Advisory Board’s historical results for the year ended March 31, 2014 while the Royall historical results are for the year ended June 30, 2014.

In preparing the unaudited pro forma combined statement of operations for the six months ended September 30, 2014, the statement of operations for the six months ended September 30, 2014 for the Advisory Board was combined with the statement of operations for the quarters ended September 30, 2014 and June 30, 2014 for Royall Acquisition Co., respectively.

The unaudited pro forma combined financial statements, referred to as the unaudited pro forma financial statements, were derived from and should be read in conjunction with the following:

•	audited consolidated financial statements of the Advisory Board as of March 31, 2014 and 2013 and for each of the three years in the period ended March 31, 2014 and the related notes;

•	unaudited consolidated financial statements of the Advisory Board as of September 30, 2014 and for the three and six months ended September 30, 2014 and 2013 and the related notes;

•	audited consolidated financial statements of Royall as of June 30, 2012, 2013, and 2014 and for the period December 23, 2011 to June 30, 2012 and years ended June 30, 2013, and 2014 (Successor) and the period from July 1, 2011 to December 22, 2011 (Predecessor) and the related notes; and

•	unaudited consolidated financial statements of Royall as of September 30, 2014 and June 30, 2014 and the three month period ended September 30, 2014 and the related notes.

The Advisory Board has been treated as the acquirer for accounting purposes. The allocation of the purchase price was based upon the estimated fair value of the assets acquired and liabilities assumed.

The unaudited pro forma financial statements have been prepared in a manner consistent with the Advisory Board’s accounting policies. The unaudited pro forma adjustments were based on the best information available and certain assumptions and estimates that the Advisory Board believes are reasonable under the circumstances. Pro forma adjustments have been included only to the extent adjustments are directly attributable to the acquisition of Royall and related financing, and appropriate information is known, factually supportable and reasonably available to the Advisory Board. There were no transactions between the Advisory Board and Royall during the periods presented in the unaudited pro forma financial statements that needed to be eliminated. The accompanying unaudited pro forma financial statements are presented in accordance with Article 11 of the SEC’s Regulation S-X. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma financial statements.

The unaudited pro forma financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of what the Advisory Board’s results of operations or financial position would have been had the Royall acquisition and related financing actually occurred on the dates indicated. The unaudited pro forma financial statements should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2014 and Quarterly Report on Form 10-Q for the three and six months ended September 30, 2014. The unaudited pro forma financial statements also should not be considered representative of our future results of operations or financial position.

The unaudited pro forma financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the U.S. (“U.S. GAAP”). Under the acquisition method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation has been derived from estimates of the fair market value of the tangible and intangible assets and liabilities of Royall based upon management’s estimates using established valuation techniques. The Advisory Board judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Advisory Board’s results of operations. The total purchase price has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based upon valuation procedures performed to date. Currently the valuation studies necessary to determine the fair market value of the assets acquired and liabilities assumed and the related allocations of purchase price are preliminary. A final determination of fair values will be based on the actual identifiable tangible and intangible assets acquired and liabilities assumed that existed as of the closing date of the acquisition. The final purchase price allocation will be based, in part, on third party appraisals and may be different than that reflected in the pro forma purchase price allocation and any differences may be material. The Advisory Board will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the acquisition date.

Our unaudited pro forma financial statements have been adjusted to give effect to events that are (1) directly attributable to the acquisition and related transaction, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on us. The unaudited pro forma condensed combined statements of operations do not reflect any non-recurring charges directly related to the acquisition and the related transaction that have already been incurred by us. These non-recurring charges are further described in the accompanying notes to the unaudited pro forma financial statements and include transaction-related costs such as financial advisory, legal and regulatory filing fees. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Unaudited Pro Forma Combined Balance Sheet

As Of September 30, 2014

(in thousands)

	Historical Advisory Board	Historical Royall	Reclassifications		Transaction adjustments		Total pro forma
ASSETS
Current assets:
Cash and cash equivalents	$26,886	$14,177	$—		$19,234	(b) (c)	$60,297
Marketable securities, current	2,402	—	—		(2,402	)(c)	—
Membership fees receivable, net	476,908	—	30,590	(a)	—		507,498
Accounts receivable, net	—	30,590	(30,590	)(a)	—		—
Prepaid expenses and other current assets	26,553	881	4,410	(a)	—		31,844
Deferred income taxes, current	6,944	—	—		1,762	(d)	8,706
Costs advanced for clients	—	4,410	(4,410	)(a)	—		—

Total current assets	539,693	50,058	—		18,594		608,345
Property and equipment, net	116,252	9,020	—		(2,815	)(e)	122,457
Intangible assets, net	32,909	—	71,286	(a)	207,714	(f)	311,909
Deferred incentive compensation and other charges	77,802	—	—		—		77,802
Marketable securities, net of current portion	85,018	—	—		(85,018	)(c)	—
Goodwill	153,028	296,287	—		362,786	(g)	812,101
Investments in and advances to unconsolidated entities	12,509	—	—		—		12,509
Deferred financing costs	—	3,585	(3,585	)(a)	—		—
Customer relationships, net	—	70,560	(70,560	)(a)	—		—
Other intangible assets, net	—	726	(726	)(a)	—		—
Other non-current assets	5,370	—	3,585	(a)	(835	)(h)	8,120

Total assets	$1,022,581	$430,236	$—		$500,426		$1,953,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$460,312	$24,914	$—		$(11,710	)(i)	$473,516
Accounts payable and accrued liabilities	70,122	—	11,064	(a)	(1,833	)(j)	79,353
Accrued incentive compensation	16,624	—	—		—		16,624
Current maturities of note payable	—	1,830	—		5,420	(k)	7,250
Accounts payable	—	3,599	(3,599	)(a)	—		—
Accrued expenses	—	7,465	(7,465	)(a)	—		—
Current taxes payable	—	1,374	—		—		1,374

Total current liabilities	547,058	39,182	—		(8,123)		578,117
Deferred revenue, net of current portion	137,889	—	—		—		137,889
Deferred income taxes, net of current portion	7,515	17,645	—		73,632	(l)	98,792
Deferred rent	—	829	—		(829	)(m)	—
Notes payable, less current portion	—	247,007	—		446,928	(k)	693,935
Other long-term liabilities	8,633	—	—		—		8,633

Total liabilities	701,095	304,663	—		511,608		1,517,366

Redeemable noncontrolling interest	6,763	—	—		—		6,763

The Advisory Board Company’s stockholders’ equity:
Preferred stock, par value $0.01; 5,000,000 shares authorized, zero shares issued and outstanding	—	—	—		—		—
Common stock, par value $0.01; 135,000,000 shares authorized, 35,996,976 and 36,321,825 shares issued and outstanding as of September 30, 2014 and March 31, 2014, respectively	360	—	—		24	(n)	384
Additional paid-in capital	432,178	202,251	—		(81,051	)(n)	553,378
Accumulated deficit	(117,498)	(76,678)	—		69,528	(n)	(124,648)
Accumulated other comprehensive (loss) income	(317)	—	—		317	(c)	—

Total stockholders’ equity (deficit)	314,723	125,573	—		(11,182)		429,114

Total liabilities and stockholders’ equity	$1,022,581	$430,236	$—		$500,426		$1,953,243

Unaudited Pro Forma Combined Statement Of Income

For The Year Ended March 31, 2014

(in thousands, except per share amounts)

	Historical Advisory Board	Pre-acquisition historical results of Royall and Co. 7/1/13 - 6/30/14	Reclassifications		Transaction adjustments		Total pro forma

Revenue	$520,596	$104,632	$—		$—		$625,228
Cost and expenses:
Cost of services, excluding depreciation and amortization	272,523	—	39,506	(a)	1,349	(b)	313,378
Member relations and marketing	96,298	—	4,167	(a)	899	(b)	101,364
General and administrative	74,169	—	15,376	(a)	711	(b) (c)	90,256
Depreciation and amortization	30,420	7,339	—		13,534	(d)	51,293
Postage expenses	—	8,091	(8,091	)(a)	—		—
Printing, mailshop, data processing and other production expenses	—	11,745	(11,745	)(a)	—		—
Personnel and benefits expenses	—	31,612	(31,612	)(a)	—		—
Occupancy expenses	—	1,756	(1,756	)(a)	—		—
Travel and workshop expenses	—	1,822	(1,822	)(a)	—		—
Selling, general and administrative expenses	—	4,023	(4,023	)(a)	—		—

Operating income	47,186	38,244	—		(16,493)		68,937
Other income (expenses):
Other income (expense), net	2,706	—	—		(2,750	)(e)	(44)
Interest expense	—	(15,769)	(5,351	)(a)	(18,409	)(f)	(39,529)
Amortization of deferred financing costs	—	(5,351)	5,351	(a)	—		—
Other loss	—	(52)	—		—		(52)

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entities	49,892	17,072	—		(37,652)		29,312
Provision for income taxes	(19,208)	(6,669)	—		15,437	(h)	(10,440)
Equity in loss of unconsolidated entities	(6,051)	—	—		—		(6,051)

Net income from continuing operations	24,633	10,403	—		(22,215)		12,821
Net loss attributable to noncontrolling interest	119	—	—		—		119

Net income attributable to common stockholders	$24,752	$10,403	$—		$(22,215)		$12,940

Earnings per share:
Net income attributable to common stockholders per share - basic	$0.69						$0.34
Net income attributable to common stockholders per share - diluted	$0.67						$0.33

Weighted average number of shares outstanding:
Basic	35,909						38,337 (i)
Diluted	36,959						39,387 (i)

Unaudited Pro Forma Combined Statement Of Operations

For The Six Months Ended September 30, 2014

(in thousands, except per share amounts)

	Historical Advisory Board	Pre-acquisition historical results of Royall 4/1/14 - 9/30/14	Reclassifications		Transaction adjustments		Total pro forma

Revenue	$286,040	$49,942	$—		$—		$335,982
Cost and expenses:
Cost of services, excluding depreciation and amortization	148,296	—	18,545	(a)	674	(b)	167,515
Member relations and marketing	53,368	—	2,326	(a)	450	(b)	56,144
General and administrative	47,285	—	8,692	(a)	366	(b) (c)	56,343
Depreciation and amortization	18,757	3,868	—		6,622	(d)	29,247
Postage expenses	—	2,696	(2,696	)(a)	—		—
Printing, mailshop, data processing and other production expenses	—	4,295	(4,295	)(a)	—		—
Personnel and benefits expenses	—	18,116	(18,116	)(a)	—		—
Occupancy expenses	—	905	(905	)(a)	—		—
Travel and workshop expenses	—	1,411	(1,411	)(a)	—		—
Selling, general and administrative expenses	—	2,140	(2,140	)(a)	—		—

Operating income	18,334	16,511	—		(8,112)		26,733
Other income (expenses):
Other income (loss), net	(141)	—	—		(1,025	)(e)	(1,166)
Interest expense	—	(8,893)	(510	)(a)	(10,276	)(f)	(19,679)
Transaction expenses	—	(318)	—		318	(g)	—
Amortization of deferred financing costs	—	(510)	510	(a)	—		—
Other loss	—	1	—		—		1

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entities	18,193	6,791	—		(19,095)		5,889

Provision for income taxes	(4,643)	(2,646)	—		7,830	(h)	541
Equity in loss of unconsolidated entities	(3,347)	—	—		—		(3,347)

Net income from continuing operations	10,203	4,145	—		(11,265)		3,083
Net loss and accretion to redemption value of noncontrolling interest	(6,890)	—	—		—		(6,890)

Net income (loss) attributable to common stockholders	$3,313	$4,145	$—		$(11,265)		$(3,807)

Earnings per share:
Net income attributable to common stockholders per share - basic	$0.09						$(0.10)
Net income attributable to common stockholders per share - diluted	$0.09						$(0.10)

Weighted average number of shares outstanding:
Basic	36,301						38,729 (i)
Diluted	36,871						38,729 (i)

Notes to unaudited pro forma condensed combined financial information (in thousands, except per share amounts)

Balance Sheet Adjustments

(a) The following adjustments represent the reclassification of Royall’s balance sheet amounts as of September 30, 2014 to conform to our unaudited pro forma combined presentation:

	Historical Advisory Board	Historical Royall	Reclassifications	Historical combined as reclassified before pro forma adjustments
Membership fees receivable, net	$476,908	$—	$30,590	$507,498
Accounts receivable, net	—	30,590	(30,590)	—
Prepaid expenses and other current assets	26,553	881	4,410	31,844
Costs advanced for clients	—	4,410	(4,410)	—
Intangible assets, net	32,909	—	71,286	104,195
Customer relationships, net	—	70,560	(70,560)	—
Deferred financing costs	—	3,585	(3,585)	—
Other intangible assets, net	—	726	(726)	—
Other non-current assets	5,370	—	3,585	8,955
Accounts payable and accrued liabilities	70,122	—	11,064	81,186
Accounts payable	—	3,599	(3,599)	—
Accrued expenses	—	7,465	(7,465)	—

(b) The following table illustrates the sources and uses of cash in the acquisition and related financing, assuming they had occurred on September 30, 2014:

Sources:		Uses:
New senior secured credit facilities (1)
New revolving credit facility	$—	Net cash purchase price (3)	$743,849
New senior secured term loan facility	725,000	Financing costs (4)	26,565
Cash from balance sheet (2)	54,009	Estimated fees and expenses (5)	8,595

Total Sources	$779,009	Total Uses	$779,009

(1)	Our new senior secured credit facilities, which we entered into on January 9, 2015 in conjunction with our acquisition of Royall consist of (A) a new $50,000 revolving credit facility with a five-year maturity and (B) a new $725,000 term loan facility with a seven-year maturity.
(2)	Represents the estimated cash contribution from our balance sheet used to partially fund our acquisition of Royall and pay financing costs, fees and expenses. The amount of the cash contribution may be further adjusted pursuant to the working capital adjustment in the acquisition agreement. Does not reflect (A) our pro forma adjustment to re-characterize our marketable securities to cash and cash equivalents (see note (c) below) and (B) $14,177 of Royall cash we did not acquire as the acquisition of Royall was cash free/debt free.
(3)	Represents the consideration paid to Royall stockholders net of the estimated working capital adjustment. The amount of the purchase price may be further adjusted pursuant to the working capital adjustment in the acquisition agreement. At the closing of the acquisition, Royall stockholders used $241,986 of the cash received and $19,030 of Royall cash on hand to repay $250,834 of existing indebtedness and $10,182 of seller transaction costs.
(4)	Represents the capitalization of estimated financing fees and initial purchaser discounts that were incurred in connection with the new senior secured credit facilities. $2,750 of this balance is presented as a long-term asset with the balance of $23,815 presented net of our new senior secured term loan facility on our unaudited pro forma balance sheet.
(5)	Represents our estimate of acquisition related fees and expenses associated with our acquisition of Royall.

(c) In connection with the acquisition, we liquidated all our marketable securities to partially fund the Royall purchase price. This adjustment reflects the re-characterization of our marketable securities to cash and cash equivalents, as well as the recognition of our net unrealized losses from the liquidation of our marketable securities of approximately $317, net of taxes. Actual cash proceeds we received subsequent to September 30, 2014 totaled approximately $89,500.

(d) This adjustment reflects an increase in the current deferred income tax asset of $1,762 which will be generated from approximately $8,595 of transaction costs that we expect to expense as part of the acquisition, of which approximately 50% of the transaction costs are estimated to not be tax deductible. The pro forma adjustment to the current deferred income tax asset generated from transaction costs was based on a statutory tax rate of 41%.

(e) For purposes of the unaudited pro forma combined financial statements we estimated that the net book value of our property and equipment was equal to fair value. The final purchase price allocation will be based on a complete appraisal and may result in a materially different allocation for our property and equipment than that presented in this unaudited pro forma combined. This adjustment represents the elimination of the net book value of Royall’s historical internally developed software which is now included as part of the intangible assets, net. See the pro forma balance sheet adjustment in note (f) below.

(f) A summary of the effects of the preliminary purchase price allocation to other identifiable intangible assets is as follows:

	Historical net book value	Estimated fair value	Purchase accounting adjustments

Trade name	$—	$9,000	$9,000
Technology - database and analytics	—	7,000	7,000
Technology - developed software	726	30,000	29,274
Customer relationships	70,560	233,000	162,440

Total intangibles	$71,286	$279,000	$207,714

The fair value and useful lives assigned to Royall’s trade names, technology and customer relationships intangible assets have been estimated based on preliminary valuation studies utilizing widely accepted valuation methodologies and principles. The final purchase price allocation will be based on a complete appraisal and may result in a materially different allocation for intangible assets than that presented in this unaudited pro forma condensed combined financial information. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets could materially affect the amount of amortization expense.

(g) This adjustment is to reflect the estimated goodwill from the preliminary purchase price allocation resulting from the acquisition of Royall. Except for the specific fair value adjustments discussed below, we assumed that the historical carrying value of all other assets acquired and liabilities assumed reflect fair value. The preliminary allocation of purchase price is as follows (in thousands):

Costs to acquire (see (b) above):
Cash payment to holders of Royall common stock(1)	$743,849
Fair value of shares issued	121,224

Total fair value of consideration transferred	$865,073

Allocated to:
Membership fees receivable, net	30,590
Prepaid expenses and other current assets	5,291
Property and equipment, net	6,205
Intangible assets, net	279,000
Current taxes payable	(1,374)
Deferred revenue, current	(13,204)
Accounts payable and accrued liabilities	(9,231)
Deferred income taxes, net of current portion	(91,277)

Preliminary net assets acquired	206,000

Preliminary allocation to goodwill	$659,073

(1) Net of estimated working capital adjustment of $6,151

A summary of the effects of the preliminary purchase price allocation to goodwill is as follows:

	Historical net book value	Estimated fair value	Purchase accounting adjustment
Goodwill	$296,287	$659,073	$362,786

(h) This adjustment represents the net impact from the elimination of the historical Royall capitalized deferred financing costs of $3,585 and the new capitalized financing costs related to the new senior secured credit facilities totaling $2,750.

(i) This represents an adjustment to decrease Royall’s recorded value of deferred revenue to its estimated remaining future service obligations as part of the purchase price allocation based on the preliminary valuation. The fair value and estimated future service obligation assigned to deferred revenue has been estimated based on a preliminary valuation. The final purchase price allocation will be based on a complete analysis and may result in a materially different allocation for deferred revenue than that presented in these unaudited pro forma financial statements. However, this adjustment is not reflected in the unaudited pro forma combined statement of income since it is directly related to the acquisition but will not have a recurring effect. This adjustment will result in a reduction of revenue during the twelve months subsequent to the acquisition of Royall on January 9, 2015.

(j) This adjustment is to eliminate the historical Royall accrued interest balance of $1,515 and to eliminate accrued transaction costs $318, both of which were paid by the sellers from the cash proceeds they received.

(k) These adjustments give effect to the repayment of Royall’s existing debt as of September 30, 2014 and the incurrence of new debt (see note (b) above) to fund the acquisition. Royall’s existing debt was paid by the sellers using $241,986 of the cash proceeds they received and $19,030 of Royall cash on January 9, 2015. The following table presents the short- and long-term debt outstanding of Advisory Board as a result of the acquisition and related financing:

New senior secured credit facilities:
New term loan, current portion	$7,250
New term loan, long-term portion (1)	693,935

Total debt	$701,185

(1)	Net of OID and finance fees paid to lenders totaling $23,815.

(l) Represents the purchase accounting adjustments to record an incremental deferred tax liability to account for the difference between the revised book basis (i.e., fair value) of the Royall intangible assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities. The pro forma adjustment to the deferred tax liabilities was based on a statutory tax rate of 41%.

(m) Represents a purchase accounting adjustment to reverse the remaining accrued straight-line rent balance at September 30, 2014 which Royall recorded for each operating lease to recognize rental expense on a straight-line basis over the life of each operating lease.

(n) Represents (1) the elimination of the Royall stockholder’s equity balances resulting from the acquisition of the Royall outstanding common stock; (2) the issuance of 2,428,364 shares of common stock to the sellers of Royall, valued at $121,224 on January 9, 2015, and (3) a reduction of stockholders’ equity of $6,833 related to non-recurring transaction costs net of related tax benefit (see note (d) above).

Statements of Operation Adjustments

As Royall was acquired on January 9, 2015, Advisory Board historical results for the year ended March 31, 2014 and the six-months ended September 30, 2014 exclude any Royall results, and have been adjusted to include the Royall results for the year ended June 30, 2014 and the six-months ended September 30, 2014. The following table presents Royall’s Statements of Operations for the six months ended September 30, 2014 which have been derived from Royall’s unaudited Statements of Operations for the fourth quarter of Royall’s fiscal year 2014 and the unaudited Statements of Operations for the first quarter of Royall’s fiscal year 2015, respectively.

	Three Months Ended June 30, 2014	Three Months Ended September 30, 2014	Pre-acquisition historical results of Royall 4/1/14 - 9/30/14

Revenue	$27,612	$22,330	$49,942
Cost and expenses:
Depreciation and amortization	1,891	1,977	3,868
Postage expenses	1,078	1,618	2,696
Printing, mailshop, data processing and other production expenses	245	4,050	4,295
Personnel and benefits expenses	8,878	9,238	18,116
Occupancy expenses	449	456	905
Travel and workshop expenses	597	814	1,411
Selling, general and administrative expenses	1,244	896	2,140

Operating income	13,230	3,281	16,511
Other income (expenses):
Other income, net	—	—	—
Interest expense	(4,426)	(4,467)	(8,893)
Transaction expenses	—	(318)	(318)
Amortization of deferred financing costs	(255)	(255)	(510)
Other gain (loss)	(6)	7	1

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entities	8,543	(1,752)	6,791
Provision for income taxes	(3,337)	691	(2,646)
Equity in loss of unconsolidated entities	—	—	—

Net income from continuing operations	5,206	(1,061)	4,145
Net loss and accretion to redemption value of noncontrolling interest	—	—	—

Net income attributable to common stockholders	$5,206	$(1,061)	$4,145

(a) The following adjustments represent the estimated allocation of Royall’s statement of operations amounts to conform to the Advisory Board’s presentation:

Year ended March 31, 2014:
	Historical Advisory Board	Pre-acquisition historical results of Royall and Co. 7/1/13 - 6/30/14	Reclassifications	Historical as reclassified before pro forma adjustments

Cost of services, excluding depreciation and amortization	272,523	—	39,506	312,029
Member relations and marketing	96,298	—	4,167	100,465
General and administrative	74,169	—	15,376	89,545
Postage expenses	—	8,091	(8,091)	—
Printing, mailshop, data processing and other production expenses	—	11,745	(11,745)	—
Personnel and benefits expenses	—	31,612	(31,612)	—
Occupancy expenses	—	1,756	(1,756)	—
Travel and workshop expenses	—	1,822	(1,822)	—
Selling, general and administrative expenses	—	4,023	(4,023)	—
Interest expense	—	(15,769)	(5,351)	(21,120)
Amortization of deferred financing costs	—	(5,351)	5,351	—

Six months ended September 30, 2014:
	Historical Advisory Board	Pre-acquisition historical results of Royall 4/1/14 - 9/30/14	Reclassifications	Historical as reclassified before pro forma adjustments

Cost of services, excluding depreciation and amortization	148,296	—	18,545	166,841
Member relations and marketing	53,368	—	2,326	55,694
General and administrative	47,285	—	8,692	55,977
Postage expenses	—	2,696	(2,696)	—
Printing, mailshop, data processing and other production expenses	—	4,295	(4,295)	—
Personnel and benefits expenses	—	18,116	(18,116)	—
Occupancy expenses	—	905	(905)	—
Travel and workshop expenses	—	1,411	(1,411)	—
Selling, general and administrative expenses	—	2,140	(2,140)	—
Interest expense	—	(8,893)	(510)	(9,403)
Amortization of deferred financing costs	—	(510)	510	—

(b) A portion of this adjustment is to record recognition of the estimated stock based compensation Advisory Board expects to recognize as a result of the issuance of certain stock based compensation awards related to the acquisition. In connection with the acquisition, Advisory Board adopted The Advisory Board Company Inducement Stock Incentive Plan for Royall Employees to provide for inducement grants of equity awards to certain continuing Royall employees, to attract and retain their services following the acquisition. In connection with the closing of the acquisition, inducement awards were made to approximately 60 continuing employees of Royall, and consisted of performance-based stock options to purchase an aggregate of 1,760,000 shares of common stock, and performance-based restricted stock units for an aggregate of 146,667 shares of common stock. Stock options granted under the inducement plan have an exercise price equal to $49.92, the closing price of Advisory Board’s common stock on the NASDAQ Global Select Market on January 9, 2015. The stock options have a seven-year term and are eligible to vest, if performance-based vesting criteria are satisfied, in installments commencing in January 2017 and ending in January 2020. The restricted stock units were also valued at $49.92 and are also eligible to vest in installments commencing in January 2017 and ending in January 2020, subject to satisfaction of performance-based vesting criteria. The vesting criteria in both cases are based on performance of the Royall programs and services. The aggregate grant date fair value of the performance-based stock options, assuming all performance targets are met, is estimated to be approximately $20.6 million. The aggregate grant date fair value of the performance-based restricted stock units, assuming all performance targets are met, is estimated at approximately $7.3 million. Based on the current estimates of future performance against the targets, the Advisory Board currently expects 50% of the performance-based stock options and restricted stock units to vest, respectively. For pro forma purposes, the stock-based compensation we have recorded during the year ended March 31, 2014 and the six-months ended September 30, 2014 estimates Royall will achieve 70-99% of their performance targets. The actual stock-based compensation expense we will recognize is dependent upon, but not limited to, Royall satisfying certain performance conditions and continued employment of the award recipient at the time performance conditions are met. The actual amount we will recognize may increase or decrease based on the actual results of Royall and employment conditions at the time performance conditions are met. The following average key assumptions were used in the valuation of the stock options issued to Royall employees using the Black-Scholes model:

Risk-free interest rate: 0.69% - 1.67%

Expected lives in years: 2 - 5

Expected volatility: 30.10% - 32.85%

Dividend yield: -%

Estimated forfeitures: 5.2%

Fair value of stock options issued: $9.45 - $15.16

Total pro forma stock-based compensation expense attributable to The Advisory Board Company Inducement Stock Incentive Plan for Royall Employees is as follows:

	Year Ended March 31, 2014	Six Months Ended September 30, 2014
Cost of services, excluding depreciation and amortization	$1,349	$674
Member relations and marketing	899	450
General and administrative	2,248	1,124

Total	$4,496	$2,248

(c) An adjustment to eliminate the annual management fee Royall previously paid to its owner totaling $1,537 and $758 for the year ended March 31, 2014 and the six months ended September 30, 2014, respectively.

(d) This adjustment is to reflect the estimated incremental amortization expense based on the preliminary estimates of fair value and useful lives of identified, finite-lived intangible assets (see note (f) to the unaudited pro forma condensed combined balance sheet above).

	Estimated fair value	Estimated life	Annual amortization expense
Trade name	$9,000	10 years	$900
Technology	7,000	4 years	1,750
Developed software	30,000	11 years	2,727
Customer relationships	233,000	16 years	14,563

Total	$279,000		$19,940

A summary of the effects of the adjustments to amortization expense are as follows:

	Year Ended March 31, 2014	Six Months Ended September 30, 2014

Estimated amortization expense based on above	$19,940	$9,970
Elimination of historical depreciation and amortization expense	(6,406)	(3,348)

Incremental amortization expense related to finite-lived intangibles	$13,534	$6,622

(e) This adjustment reflects the elimination of our interest income and net realized gains associated with our marketable securities that were liquidated as part of the acquisition (see pro forma balance sheet note (c)).

(f) This adjustment is to record: (1) the incremental estimated interest expense recognized on our new senior secured credit facilities as calculated using the estimated interest expense of 5.0% and including the unused line fees under the new revolving credit facility; and (2) the incremental amortization of OID and capitalized debt issuance costs associated with the newly-issued debt as computed below. A change of one-eighth of one percent (12.5 basis points) in the interest rates, to the extent that LIBOR is in excess of the 1.00% floor rate applicable to our new senior secured credit facilities would result in additional annual interest expense (if the interest rate increases) or a reduction to annual interest expense (if the interest rate decreases) of approximately $906. OID and debt issuance costs will be amortized over the life of the related debt using the effective interest method. A summary of the effects of the adjustments on incremental interest expense are as follows:

	Year Ended March 31, 2014	Six Months Ended September 30, 2014
Estimated interest expense related to newly issued debt (per above)	$36,114	$17,921
Amortization of OID and estimated capitalized debt issuance costs related to the newly issued debt (per above)	3,415	1,758
Historical interest expense	(21,120)	(9,403)

Net increase in interest expense	$18,409	$10,276

(g) This adjustment is to eliminate transaction expenses incurred by Royall related to its sale to Advisory Board, due to the non-recurring nature of this expense.

(h) This adjustment is to reflect the tax effect of the pro forma adjustments described in the unaudited pro forma combined statement of operations above, based on our estimated statutory tax rate of 41.0%. Because the tax rate used for these pro forma financial statements is an estimate, it may vary from the actual effective rate in periods subsequent to the acquisition.

(i) Pro forma basic earnings per share is computed by dividing net income attributable to common stockholders by the number of weighted average common shares outstanding during the period. Pro forma diluted earnings per share is computed by dividing net income attributable to common stockholders by the number of weighted average common shares and potentially dilutive common shares outstanding during the period. The number of potential common shares outstanding is determined in accordance with the treasury stock method, using the Company’s prevailing tax rates. Certain potential common share equivalents were not included in the computation because their effect was anti-dilutive.

A reconciliation of pro forma basic to pro forma diluted weighted average common shares outstanding is as follows (in thousands):

	Year Ended March 31, 2014	Six Months Ended September 30, 2014
Basic weighted average common shares outstanding	35,909	36,301
Pro forma shares (1)	2,428	2,428

Pro forma basic weighted average common shares outstanding	38,337	38,729
Effect of dilutive outstanding stock-based awards	1,050	—

Pro forma diluted weighted average common shares outstanding	39,387	38,729

(1)	Represents the shares of our common stock used to partially fund our acquisition of Royall.

In the year ended March 31, 2014, 1,000 shares related to share-based compensation awards have been excluded from the calculation of the effect of pro forma dilutive outstanding stock-based awards shown above because their effect was anti-dilutive. For the six months ended September 30, 2014, all outstanding restricted stock units and stock options have been deemed anti-dilutive and excluded from the computation of diluted EPS as the Advisory Board has reported a pro forma loss for the period.